SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6[e][2])

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BERKSHIRE HATHAWAY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BERKSHIRE HATHAWAY INC.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

BERKSHIRE HATHAWAY INC. ANNUAL MEETING OF SHAREHOLDERS Saturday, April 30, 2022

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 30, 2022.

Notice is hereby given that the Annual Meeting of Shareholders of Berkshire Hathaway Inc. will be held on April 30, 2022.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at	www.berkshirehathaway.com/eproxy

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 18, 2022 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote FOR All Nominees:

1.   Election of Directors

01 Warren E. Buffett	05 Susan A. Buffett	09 Susan L. Decker	13 Ronald L. Olson
02 Charles T. Munger	06 Stephen B. Burke	10 David S. Gottesman	14 Wallace R. Weitz
03 Gregory E. Abel	07 Kenneth I. Chenault	11 Charlotte Guyman	15 Meryl B. Witmer
04 Howard G. Buffett	08 Christopher C. Davis	12 Ajit Jain

The Board of Directors Recommends a Vote Against Item 2.

2.   Shareholder proposal regarding the adoption of a policy requiring that the Board Chair be an independent director.

The Board of Directors Recommends a Vote Against Item 3.

3.   Shareholder proposal regarding the publishing of an annual assessment addressing how the Corporation manages climate risks.

The Board of Directors Recommends a Vote Against Item 4.

4.   Shareholder proposal regarding how the Corporation intends to measure, disclose and reduce greenhouse gas emissions.

The Board of Directors Recommends a Vote Against Item 5.

5.   Shareholder proposal regarding the reporting of the Corporation’s diversity, equity and inclusion efforts.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/brk-a

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m. (ET) on April 29, 2022.

•	Please have this Notice available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/brk-a . Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at paper@investorelections.com with “BRK-A Materials Request” in the subject line.

  The email must include:

•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.